UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 24, 2007

Date of Report (date of earliest event reported)

APPLE INC.

(Exact name of Registrant as specified in its charter)

California	000-10030	94-2404110
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1 Infinite Loop, Cupertino, CA 95014

(Address of principal executive offices)

(408) 996-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On Tuesday, April 24, 2007, the United States Securities and Exchange Commission (the “Commission”) issued a press release announcing that the Commission has filed a civil action against two former officers of Apple Inc. (“Apple”) in connection with past stock option grants.  According to the press release, in connection with the filing of the complaints, the Commission announced that it would not bring an enforcement action against Apple.  In its press release, the Commission stated: “The Commission also announced today that it would not bring any enforcement action against Apple based in part on its swift, extensive, and extraordinary cooperation in the Commission’s investigation. Apple’s cooperation consisted of, among other things, prompt self-reporting, an independent internal investigation, the sharing of the results of that investigation with the government, and the implementation of new controls designed to prevent the recurrence of fraudulent conduct.”

The full text of the press release issued by the Commission is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Text of press release issued by the United States Securities and Exchange Commission dated April 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE INC.
Date: April 24, 2007
	By:	/s/ Peter Oppenheimer
Peter Oppenheimer Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by the United States Securities and Exchange Commission dated April 24, 2007.